EXHIBIT 10.1

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                  SERVICE AGREEMENT FOR DIGITAL DISTRIBUTION OF

                                 AUDIO DOWNLOADS

EFFECTIVE DATE:   NOVEMBER 19, 2008

LICENSOR:         FAMOUS RECORDS, CORP.

                  150 E. Angeleno Ave. # 1426, Burbank, CA 91502-1911

                  Label: Famous Records

LICENSEE:         Isolation Network, Inc. (d/b/a "INgrooves") "INgrooves" or
                  "Licensee"

                  444 Spear Street, Suite 213, San Francisco, CA 94105

This Full Track Download Service Agreement ("Download Service Agreement" or "DSA") along with the Terms and Conditions, Schedules, Exhibits and any other applicable Service Agreements constitute the entire agreement between Licensor and INgrooves (the "Agreement").

Unless otherwise defined, all capitalized terms in this Download Service Agreement have the same meaning as in the Terms and Conditions and Schedule 1.

1.       TERRITORY

         The territory for this DSA is the world (the "Territory"). Licensor may indicate any territorial restrictions regarding specific Content on Exhibit A, when Licensor submits the Content.

2.       DOWNLOAD CONTENT

         In this DSA the Masters and the Compositions are collectively referred to as the "Download Content."

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3.       GRANT OF RIGHTS

         Licensor licenses the Download Content to INgrooves for distribution and exploitation and according to the terms of this DSA, Licensor grants INgrooves the following rights:

         a. The exclusive electronic, digital and mobile rights in the Download Content to create digital and electronic copies and to copy, reproduce, display, publicly perform, host, distribute, sell and transmit the Download Content via all electronic, digital and mobile platforms owned and/or controlled by INgrooves Retailers. Mobile platforms and mobile delivery as used in this DSA refers to the method of transmission of the full Master delivered "over-the-air" to a consumer's personal portable device other than a personal computer.

         b. The right to:

                  (i) release, advertise, distribute and sell electronic files or the equivalent electronic form(s) of the Download Content and to permit INgrooves Retailers to do so;

                  (ii) print, publish, disseminate and otherwise use and permit INgrooves Retailers to use the NIL Materials for the purposes of trade, advertising, and other exploitations solely in connection with the marketing, sale and exploitation of the Download Content. All NIL Materials provided by Licensor to INgrooves shall be deemed approved. All material provided by Licensor to INgrooves may be edited to fit the format of the specific use without further approval from Licensor.

                  (iii) sub-license the rights granted by Licensor to INgrooves in this DSA as necessary to INgrooves Retailers solely to fulfill the purposes of this Agreement including but not limited to those rights necessary to promote, market, advertise, distribute and sell the Download Content to consumers. INgrooves' grant of rights to INgrooves Retailers or use of the Download Content shall always be subject to the terms and limitations of this Agreement;

                  (iv) perform the Download Content in streaming format on: internet radio; social networking sites, websites owned and controlled by INgrooves Retailers; INgrooves' website or other digital and internet outlets for the discovery and exploitation of the Download Content;

                  (v) publicly display and make available for download as part of the sale of the Masters, the lyrics of the Compositions;

         c. The right, on behalf of Licensor, to collect monies for the playing of the Masters on non-interactive webcasts and streaming of the Masters (payable by SoundExchange in the U.S.A.). This collection right is only for Licensor's Masters. Any monies collected on behalf of Licensor for webcasts or streams are included in "Revenue" and are subject to the payment provisions of the Agreement;

         d. The right, on behalf of Licensor, to obtain Digital Phono Delivery ("DPD") from the Harry Fox Agency ("HFA") for those Compositions administered via HFA. In these

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instances, INgrooves shall pay HFA directly for those DPD sales under the
Agreement. INgrooves shall deduct the HFA payments from Revenue payable to Licensor along with an administration fee of one cent ($0.01) per download per Composition. INgrooves direct payment for the DPD licenses is ONLY applicable to HFA-administered Compositions. Licensor remains solely responsible for all other DPD payments due writers/publishers for sales of Content embodying the Compositions.

         e. The Right of First Refusal for the Download Content.

4.       REVENUE

         INgrooves shall pay Licensor the percentage of Revenue as shown on Exhibit B. Revenue shall be payable to Licensor at the times indicated on the Terms and Conditions.

5.       MISCELLANEOUS

         a. Licensor warrants and represents that:

                  (i) Licensor has obtained all DPD licenses for all Compositions authorized for exploitation under this DSA, unless otherwise explicitly addressed here; and

                  (ii) Licensor shall administer and pay all DPD royalty payments to the publishers/writers of the Compositions unless otherwise explicitly addressed in this DSA;

         b. Unless otherwise specifically addressed in this DSA, the Terms and Conditions apply to this DSA, including but not limited to each Party's warranties, representations and indemnifications. If there is a conflict between the Terms and Conditions and this DSA, this DSA shall control.


LICENSOR                                "INGROOVES"



----------------------------            ------------------------
FAMOUS RECORDS, CORP.                   ISOLATION NETWORK, INC.
                                        (D/B/A "INGROOVES")



BY:                                     BY:

ITS:                                    ITS:

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                 SERVICES AGREEMENT FOR DIGITAL DISTRIBUTION OF

                              VIDEO, FILM & VISUALS

EFFECTIVE DATE:   NOVEMBER 19, 2008

LICENSOR:         FAMOUS RECORDS, CORP.

                  150 E. Angeleno Ave. # 1426, Burbank, CA 91502-1911

                  Label: Famous Records

LICENSEE:         Isolation Network, Inc. (d/b/a "INgrooves") "INgrooves" or
                  "Licensee"

                  444 Spear Street, Suite 213, San Francisco, CA 94105

This Video, Film and Visuals Service Agreement (the "Video Service Agreement or "VSA") along with the Terms and Conditions, Schedules, Exhibits and any other applicable Service Agreements constitute the entire agreement between Licensor and INgrooves (the "Agreement").

Unless otherwise defined, all capitalized terms in this VSA have the same meaning as in the Terms and Conditions and Schedule 1.

1.       TERRITORY

         The territory for this VSA is the world ("Territory"). Licensor may indicate any territorial restrictions regarding specific "Video Content" on Exhibit A when Licensor submits the Visual Content.

2.       VIDEO CONTENT

         In this VSA and for the purposes of Exhibit A the Visuals, Performers, the Proprietary Materials and the Releases are collectively referred to as the "Video Content."

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3.       GRANT OF RIGHTS

         Licensor licenses the Video Content to INgrooves for distribution and exploitation and according to the terms of this VSA. Licensor grants INgrooves the following rights:

         a. The exclusive electronic, digital and mobile rights in the Video Content to create digital and electronic copies and to copy, reproduce, display, publicly perform, host, distribute, sell and transmit the Video Content via all electronic, digital and mobile platforms owned and/or controlled by INgrooves Retailers. Mobile platforms and mobile delivery as used in this VSA refers to the method of transmission of the Video Content via "over-the-air" to a consumer's personal portable device other than a personal computer.

         b. The right to:

                  (i) release, advertise, distribute and sell electronic files or the equivalent electronic form(s) of the Video Content and to permit INgrooves Retailers to do so;

                  (ii) print, publish, disseminate and otherwise use and permit INgrooves Retailers to use the NIL Materials for the purposes of trade, advertising, and other exploitations solely in connection with the marketing, sale and exploitation of the Video Content. All NIL Materials provided by Licensor to INgrooves shall be deemed approved. All material provided by Licensor to INgrooves may be edited to fit the format of the specific use without further approval from Licensor.

                  (iii) perform the Video Content in streaming format on: social networking sites, websites owned and controlled by INgrooves Retailers; INgrooves' website or other digital and internet outlets for the discovery and exploitation of the Video Content; and

                  (iv) sub-license the rights granted by Licensor to INgrooves in this VSA as necessary to INgrooves Retailers solely to fulfill the purposes of the Agreement including but not limited to those rights necessary to promote, market, advertise, distribute and sell the Video Content to consumers. INgrooves' grant of rights to INgrooves Retailers or use of the Video Content shall always be subject to the terms and limitations of the Agreement;

         c. The Right of First Refusal for the Video Content.

4.       PAYMENT

         a. So long as Licensor delivers the Video Content to INgrooves in a digitized format that is of a quality acceptable to INgrooves in its reasonable business judgment, then all fees for encoding the Video Content shall be borne by INgrooves at no cost to Licensor. If the Video Content is not encoded or the quality of the Video Content is not of a quality acceptable to INgrooves, then the Parties shall mutually agree on the cost of digitizing and encoding each individual piece of Video Content.

         b. Unless otherwise agreed to in writing, INgrooves shall pay Licensor the percentage of Revenue as shown on Exhibit B.

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

5.       MISCELLANEOUS

         a. In addition to the warranties and representations contained in the Terms and Conditions, Licensor warrants and represents that Licensor will make any and all payments which may be due for the Releases and which may be due to the Performers and INgrooves shall not be obligated to make any payments whatsoever to Licensor or to any third parties other than the payments as detailed in Exhibit B.

         b. Licensor further warrants and represents that Licensor has obtained all of the licenses, permissions, waivers and releases from all Performers and all of the owners of the Proprietary Material for all authorized uses of the Video Content under this VSA.

         c. Unless otherwise specifically addressed in this VSA, the Terms and Conditions apply to this VSA, including but not limited to each Party's warranties, representations and indemnifications. If there is a conflict between the Terms and Conditions and this VSA, this VSA shall control.


LICENSOR                                "INGROOVES"




--------------------                    -------------------
FAMOUS RECORDS, CORP.                   ISOLATION NETWORK, INC.
                                        (D/B/A "INGROOVES")


BY:                                     BY:

ITS:                                    ITS:

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                 SERVICES AGREEMENT FOR DIGITAL DISTRIBUTION OF

                            VIDEOTONES AND RINGTONES

EFFECTIVE DATE:   NOVEMBER 19, 2008

LICENSOR:         FAMOUS RECORDS, CORP.

                  150 E. Angeleno Ave. # 1426, Burbank, CA 91502-1911

                  Label: Famous Records

LICENSEE:         Isolation Network, Inc. (d/b/a "INgrooves") "INgrooves" or
                  "Licensee"

                  444 Spear Street, Suite 213, San Francisco, CA 94105

This Mobile Service Agreement ("Mobile Agreement") along with the Terms and Conditions, Schedules, Exhibits and any other applicable Service Agreements constitute the entire agreement between Licensor and INgrooves (the "Agreement").

Unless otherwise defined, all capitalized terms in this Mobile Agreement have the same meaning as in the Terms and Conditions and Schedule 1.

1.       TERRITORY

         The territory for this Mobile Agreement is the world ("Territory"). Licensor may indicate any territorial restrictions regarding specific "Mobile Content" on Exhibit A when Licensor submits the Mobile Content.

2.       MOBILE CONTENT

         In this Mobile Agreement the Masters, the Compositions, the Wallpapers, the Video Tones and the Releases are collectively referred to as the "Mobile Content."

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3.       GRANT OF RIGHTS

         Licensor licenses the Mobile Content to INgrooves for distribution and exploitation and according to the terms of this Mobile Agreement. Licensor grants INgrooves the following rights:

         a. The exclusive electronic, digital and mobile rights in the Mobile Content to create digital and electronic copies and to copy, reproduce, display, publicly perform, host, distribute, sell and transmit the Mobile Content via platforms owned or controlled by INgrooves Retailers.

         b. The right to:

                  (i) edit the Mobile Content into shorter works (as short as five seconds (:05)) in order to create ring tones, ring back tones, true tones, Wallpapers and Video Tones and to digitally transform the Mobile Content into transmittable digital data ("Mobile Tones");

                  (ii) distribute, deliver, upload, download and otherwise transmit the Mobile Tones for sale to consumers over the internet or over a transmission network (e.g. SMS or WAP or other device interface) owned or controlled by INgrooves Retailers for transfer to consumers' individual telecommunications devices solely for consumer's personal, non-commercial use;

                  (iii) print, publish, disseminate and otherwise use and permit INgrooves Retailers to use the NIL Materials for the purposes of trade, advertising, and other exploitations solely in connection with the marketing, sale and exploitation of the Mobile Content. All NIL Materials provided by Licensor to INgrooves shall be deemed approved. All material provided by Licensor to INgrooves may be edited to fit the format of the specific use without further approval from Licensor.

                  (iv) publicly perform the Mobile Content in streaming format on websites (including social networking sites), other internet outlets for the discovery and exploitation of the Mobile Content, carrier decks owned or controlled by INgrooves Retailers and via over the air transmission on a gratis basis for purposes of promoting the sale of the Mobile Content;

                  (v) sub-license the rights granted by Licensor to INgrooves in this Mobile as necessary to INgrooves Retailers solely to fulfill the purposes of the Agreement including but not limited to those rights necessary to promote, market, advertise, distribute and sell the Mobile Content to consumers. INgrooves' grant of rights to INgrooves Retailers or use of the Mobile Content shall always be subject to the terms and limitations of the Agreement;

         c. The Right of First Refusal to distribute to the Mobile Content.

4.       MISCELLANEOUS

         a. In addition to the warranties and representations contained in the Terms and Conditions, Licensor warrants and represents that Licensor will make any and all payments which may be due for the Releases and which may be due to the Performers and INgrooves shall not be obligated to make any payments whatsoever to Licensor or to any third parties other than the payments as detailed in Exhibit B.

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

         b. Licensor further warrants and represents that Licensor has obtained all of the licenses, permissions, waivers and releases from all Performers and all of the owners of the Proprietary Material for all authorized uses of the Mobile Content under this Mobile Agreement.

         c. Unless otherwise specifically addressed in this Mobile Agreement, the Terms and Conditions apply to this Mobile Agreement, including but not limited to each Party's warranties, representations and indemnifications. If there is a conflict between the Terms and Conditions and this Mobile Agreement, this Mobile Agreement shall control.


LICENSOR                                "INGROOVES"




---------------------                   -----------------------
FAMOUS RECORDS, CORP.                   ISOLATION NETWORK, INC.
                                        (D/B/A "INGROOVES")


BY:                                     BY:

ITS:                                    ITS:

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                              SERVICE AGREEMENT FOR

                            SYNCHRONIZATION LICENSING

EFFECTIVE DATE:   NOVEMBER 19, 2008

LICENSOR:         FAMOUS RECORDS, CORP.

                  150 E. Angeleno Ave. # 1426, Burbank, CA 91502-1911

                  Label: Famous Records

LICENSEE:         Isolation Network, Inc. (d/b/a "INgrooves") "INgrooves" or
                  "Licensee"

                  444 Spear Street, Suite 213, San Francisco, CA 94105

Whereas INgrooves may obtain opportunities to place the "Licensing Content" (defined below) in film, television, videogames, internet visuals, consumer devices, and/or other media, Licensor grants INgrooves the right to enter into synchronization agreements with third parties for the Licensing Content and such other rights as outlined below.

This Synchronization Licensing Agreement ("Synchronization Licensing Agreement" or "SLA") along with the Terms and Conditions, Schedules, Exhibits and any other applicable Service Agreements constitute the entire agreement between Licensor and INgrooves (the "Agreement").

Unless otherwise defined, all capitalized terms in this Synchronization Licensing Agreement ("SLA") have the same meaning as in the Terms and Conditions and Schedule 1.

1.       TERRITORY

         The territory for this SLA is the world ("Territory"). Licensor may indicate any territorial restrictions regarding specific Licensing Content on Exhibit A when Licensor submits the Licensing Content.

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

2.       LICENSING CONTENT

         a.       Third Party Compositions

         In the event Licensor does not own, control or have licenses for use of the Compositions under this SLA ("Third Party Compositions"), Licensor will advise INgrooves and clearly indicate the Third Party Compositions when submitting "Licensing Content" and clearly indicate the Third Party Compositions on Exhibit A. Licensor will provide INgrooves with as much information as possible about the writers/publishers of Third Party Compositions and INgrooves will use reasonable efforts to obtain publisher's/writer's permission for the synchronized uses.

         b. In this SLA, the Masters, the Compositions and the Third Party Compositions are collectively referred to as the "Licensing Content."

3.       GRANT OF RIGHTS

         a. INgrooves shall in all instances obtain Licensor's prior written approval for synchronization of the Licensing Content.

         b. Licensor grants INgrooves the non-exclusive right to:

                  (i) record, dub and synchronize the Licensing Content in timed relation with visual images;

                  (ii) create digital and electronic copies and to copy, reproduce, display, publicly perform, host, distribute, sell and transmit the Licensing Content via all electronic, digital and mobile platforms owned and/or controlled by INgrooves Retailers;

                  (iii) publicly perform the Licensing Content in outlets such as theaters, live venues and television as well as via the world wide web in streaming formats on electronic, digital, mobile and other platforms;

                  (iv) display and make available as part of the Licensing Content, lyrics of the Compositions;

                  (v) place the Licensing Content in advertisements and movie trailers;

                  (vi) embed the Licensing Content into physical formats such as video-game consoles, particular mobile devices and other forms and formats, including physical audio and audiovisual compilations as opportunities arise and, in such cases, to manufacture, make copies of, distribute and sell physical embodiments of the Licensing Content;

                  (vii) print, publish, disseminate and otherwise use and permit INgrooves Retailers to use the NIL Materials for the purposes of trade, advertising, and other exploitations solely in connection with the marketing, sale and exploitation of the Licensing Content. All NIL Materials provided by Licensor to INgrooves shall be deemed approved. All material provided by Licensor to INgrooves may be edited to fit the format of the specific use without further approval from Licensor and;

         c. Licensor grants INgrooves the exclusive right to sub-license the rights granted by Licensor to INgrooves in this SLA as necessary to INgrooves Retailers solely to fulfill the purposes of the Agreement including but not limited to those rights necessary to promote, market, advertise, distribute and sell the Licensing Content to consumers. INgrooves' grant of rights to INgrooves Retailers or use of the Licensing Content shall always be subject to the terms and limitations of the Agreement.

         d. Upon expiration or termination of this SLA, Licensor agrees that INgrooves and INgrooves Retailers may continue to sell, lease, license, advertise or otherwise dispose of existing inventory of any physical products embodying the Licensing Content, if any, in existence at the time of termination or expiration. Such physical products include devices onto which the Licensing Content may be embedded.

4.       REVENUE

         a. Unless otherwise agreed to upon presentation of the proposed Licensing Content use, the Revenue for use of the Licensing Content shall be paid as set out in Exhibit B of the Terms and Conditions.

         b. Regardless of the specific Revenue for each Licensing Content use, the payment from INgrooves to Licensor shall be on the same terms and conditions as set forth in the Terms and Conditions.

5.       MISCELLANEOUS

         a. Licensor warrants and represents that:

                  (i) as required for the authorized use of the Compositions under this SLA, Licensor has obtained all necessary synchronization licenses;

                  (ii) Licensor shall administer and directly pay the writer/publishers of the Compositions any and all monies which are due and payable for the authorized uses under this SLA. For the sake of clarity, Licensor's warranties and representations under this subparagraph do not extend to those Third Party Compositions which Licensor informs INgrooves are not Compositions and for which INgrooves agrees to obtain synchronization licenses directly; and

                  (iii) If not otherwise specifically addressed in this SLA, Licensor will make any and all payments, which may be due to artists, producers, musicians, Performers, writers, publishers and all others whose work and performances are embodied on the Licensing Content and all artwork submitted by Licensor.

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         b. Unless otherwise specifically addressed in this SLA, the Terms and
Conditions apply to this SLA, including but not limited to each Party's warranties, representations and indemnifications. If there is a conflict between the Terms and Conditions and this SLA, this SLA shall control.


LICENSOR                                "INGROOVES"





----------------------------            ------------------------
FAMOUS RECORDS, CORP.                   ISOLATION NETWORK, INC.
                                        (D/B/A "INGROOVES")


BY:                                     BY:

ITS:                                    ITS:

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                  TERMS AND CONDITIONS FOR DIGITAL DISTRIBUTION

These general terms and conditions (the "Terms and Conditions") when combined with the "Service Agreement(s)," Exhibits and Schedules comprise the entire agreement (the "Agreement") between Isolation Network, Inc. d/b/a "INgrooves" ("INgrooves" or "Licensee") and the Licensor as identified on the "Service Agreement(s)."

         Capitalized terms are defined on Schedule 1 attached to these Terms and Conditions.

1.       TERM

         a. The term of the Agreement shall be for one (1) year (the "Initial Term"). The Initial Term shall automatically renew for successive one (1) year periods (the "Renewal Term"). The Initial Term and Renewal Term(s), if any, are collectively referred to as the "Term."

2.       PAYMENT

         a. INgrooves shall pay Licensor the percentages of "Revenue" as outlined on Exhibit B.

         b. "Revenue" means income actually received by or credited to INgrooves that is derived from the exploitation of the Content. Revenue that is received by INgrooves may have been subject to taxes, surcharges or fees imposed by government agencies or "INgrooves Retailers" before it is received by INgrooves. However, once received by INgrooves, there shall be no further deductions from Revenue unless otherwise noted. INgrooves shall have no obligation to pay Licensor Revenue which INgrooves has not actually received until such time as INgrooves receives such Revenue.

         c. In certain emerging digital media markets ("New Territories"), INgrooves has entered into an agreement with one or more INgrooves Retailers to manage the distribution and appropriate marketing of the Content in that specific New Territory. As such these particular INgrooves Retailers retain a higher percentage of the income from the distribution, marketing and sales of the Content than is typically maintained in developed digital media markets prior to paying INgrooves.

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

                  (i) Licensor has the option to withhold or withdraw Content from New Territories. On the effective date of this Agreement Licensee either has or is in negotiation with Licensee Partners in Russia, China and India.

         d. Revenue shall be paid monthly by the last business day of each month following the month in which Revenue was received by INgrooves or the following business day if the last day falls on a weekend or holiday. Each payment will be accompanied by a detailed statement showing all sales and other Revenue-generating exploitations of the Content. If Licensor has not received payment or a statement indicating that no payment is due within five (5) business days of the due date, Licensor shall advise INgrooves that Licensor has not received payment or a statement. INgrooves shall investigate the situation and assure that payment and/or a statement are sent to Licensor. In no event shall INgrooves be deemed in breach of its payment obligations under the Agreement if Licensor has not received payment or a statement by the last day of the month. However, INgrooves may be deemed in breach of its payment obligations if INgrooves fails to make payments or provide a statement within thirty (30) days of receiving notice from Licensor as outlined above.

         e. No payment shall be made to Licensor in any month when less than one hundred fifty U.S. dollars ($150) is due and payable to Licensor via paper check. Payments made via "PayPal" or similar method shall not be paid if less than one hundred U.S. dollars ($100) is due and payable to Licensor. In the event payment is not made to Licensor for this reason, such amounts below one hundred fifty U.S. dollars ($150) or one hundred U.S. dollars ($100) as applicable, will accrue to Licensor's account and shall be paid in the first month in which Licensor's account reflects a balance greater than one hundred fifty U.S. dollars ($150) or one hundred U.S. dollars ($100) as applicable.

         f. All payments to Licensor from INgrooves under the Agreement shall be made via one of the following forms of payment in order of preference: ACH (Automated Clearing House); PayPal; Wire Transfer; or paper check. For PayPal and Wire Transfers, Licensor shall be responsible for all costs and fees associated with these types of payment. In the event INgrooves incurs costs and fees at the time of payment to Licensor via PayPal or Wire Transfers, all such fees and costs shall be deducted from the amounts payable to Licensor at the time such payments are made.

3.       ACCOUNTINGS & AUDITS

         All statements shall be binding upon Licensor and not subject to objection by Licensor unless specific objection in writing, stating the basis thereof, is given to INgrooves within one (1) year from the date the statement is rendered. Licensor shall have one (1) year from the date each statement is rendered to conduct an inspection of INgrooves' books and records specifically relating to Licensor's sales and payment activity. Such inspection shall take place at the location where INgrooves normally keeps such books and records and shall be conducted during normal business hours. All such inspections shall be made upon a minimum of thirty (30) days prior written notice to INgrooves. Licensor may only inspect records relating to each statement once and may only conduct an inspection once a year. In accounting to Licensor, INgrooves shall have the absolute right to rely upon the statements it receives from third parties and shall not be

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

liable in any manner whatsoever for any error, omission, or other inaccuracy of any such statement(s) or information received by INgrooves, provided INgrooves does not know or has no reliable business reason to know of an error, omission or other inaccuracy in such third party statement or information.

4.       CONFIDENTIALITY

         INgrooves and Licensor shall keep the terms and conditions of the Agreement confidential both during the Term and thereafter, and shall not disclose any information concerning the terms and conditions of the Agreement to any other person or entity. Each party may refer generally to the existence of the Agreement but shall not reveal the terms and conditions of the Agreement, including but not limited to the payment provisions, other confidential information, proprietary information, business plans, business models, customers, clients, technology, products, or any other information which either party identifies as confidential (collectively, the "Confidential Information") without the prior written consent of the other party. Either party may disclose the Confidential Information on a "need to know" basis to its attorneys, financial, and other advisors who are under a duty of confidentiality to the disclosing party without the prior written consent of the other party so long as those agents are informed of this Confidentiality provision and agree to be bound by it and maintain the Confidential Information confidential. If required by law or governmental regulation, either party may disclose the Confidential Information only after it provides the other party with notice of the potential disclosure and the other party has the opportunity to narrow the information to be disclosed or dispute the disclosure.

5.       WARRANTIES AND REPRESENTATIONS

         a. Licensor warrants and represents that:

                  (i) Licensor has the full right, power, and authority to enter into and fully perform all of its obligations under the Agreement and to grant INgrooves the rights granted in the Agreement, including the rights to use the Content as authorized in the Agreement. Licensor possess all rights in and to the Content to authorize INgrooves to exploit the Content as granted in the Agreement. Licensor has not granted and will not grant or attempt to grant to any other person, firm, corporation or entity, rights of any kind which are inconsistent with the grant of rights to INgrooves or which would in any way impair the rights granted to INgrooves under the Agreement;

                  (ii) In the event Licensor does not possess all of the full and exclusive rights to the Content, Licensor shall inform INgrooves on Exhibit A, and upon delivery of the Content, which right(s) Licensor does not own or control. Licensor shall provide INgrooves with any documentation requested by INgrooves evidencing rights to use the Content intended under the Agreement;

                  (iii) The Content contains NO unauthorized "Samples." "Samples" as used in the Agreement means any portion(s) or interpolation(s) master recording(s) and/or composition(s), video(s) and/or other material(s), or portions thereof whether musical, lyrical or otherwise which are owned and/or controlled by any person, corporation, or entity not a party to the Agreement between INgrooves and Licensor ("Third Party");

                  (iv) The Content and the sale, distribution, and exploitation of the Content, the NIL Materials, the Releases (as applicable) and any uses of the Content, the NIL Materials and the Releases (as applicable) as authorized in the Agreement shall not violate any law or infringe upon any common law or statutory rights of any Third Party, including without limitation contractual rights, copyrights, trademarks, and rights of privacy or publicity of any Third Party;

                  (v) Unless otherwise explicitly agreed upon in writing, Licensor has obtained all licenses, permissions and other rights necessary for the authorized uses of the Content, the NIL Materials and the Releases, as applicable, under the Agreement;

                  (vi) Unless otherwise specifically addressed in a Service Agreement, Licensor shall make any and all payments, due to artists, producers, musicians, Performers, writers, publishers and applicable unions, guilds, collectives, other groups and all others whose work and/or performances are embodied on the Content and on all artwork submitted by Licensor and Licensor acknowledges that INgrooves shall not be obligated to make any payments whatsoever to Licensor or to any third parties other than the payments as detailed in Exhibit B.

                  (vii) Licensor shall not make its user name and password to the Client Console available to any Third Party who is not specifically authorized by Licensor to act on its behalf and to make binding decisions on Licensor's behalf.

         b. INgrooves warrants and represents that:

                  (i) INgrooves has the right, power, and authority to enter into and fully perform its obligations under the Agreement;

                  (ii) Except as otherwise explicitly stated in the Agreement, INgrooves shall, at its sole cost and expense, encode and deliver the Content to INgrooves Retailers.

6.       INDEMNIFICATION

         a. Each party (the "Indemnifying Party") will indemnify, defend, and hold harmless the other party and its affiliates, their respective officers, directors, employees, and agents ("Indemnified Party") from and against any and all losses, liabilities, claims, obligations, costs, and expenses (including reasonable outside attorney's fees) which result from or arise in connection with or are related in any way to third party claim resulting from a breach by the Indemnifying Party of any of its representations and warranties in the Agreement; provided such claim has been reduced to a final judgment or settled with the Indemnifying Party's written consent, not to be unreasonably withheld.

         b. If a third party asserts a claim or allegation which, if proven, would constitute a breach by the Indemnifying Party of any of its representations, warranties, covenants and or obligations under the Agreement, the Indemnified Party shall promptly notify the Indemnifying

Party in writing ("Indemnification Notice"). The failure or delay in providing Indemnification Notice shall not relieve the Indemnifying Party of its obligations except to the extent the Indemnifying Party is materially prejudiced by the failure or delay of an Indemnification Notice.

         c. Upon receipt of an Indemnification Notice, the Indemnifying Party shall handle and control the defense of such claim. The Indemnified Party shall cooperate in the defense of such claim and may, at its own cost and expense, participate in the defense with counsel of its choice. The Indemnifying Party shall not settle or dispose of a claim without the prior written approval of the Indemnified Party unless the settlement or disposition includes a full release of the Indemnified Party, including any potential culpability or wrongdoing by the Indemnified Party, and the Indemnifying Party is solely responsible for all financial terms of such settlement or disposition.

         d. Among other things, Licensor shall specifically indemnify INgrooves from and against all Third Party liability resulting from any of the following:

                  (i) Authorized Use of the Content, the NIL Materials and the Releases, as applicable, as granted under the Agreement which may constitute infringement of copyright, trademark and or violate the rights of privacy or publicity of any Third Party and;

                  (ii) Claims brought against INgrooves for non-payment or insufficient payment to Third Parties which Licensor is obligated to pay.

7.       TERMINATION

         a. After the Initial Term, either Party may terminate the Agreement upon thirty (30) days written notice to the other.

         b. The Agreement may be terminated upon notice to the other Party in the event that a Party becomes insolvent or makes an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy are instituted on behalf of against a Party or, if a receiver or trustee of a Party's property is appointed.

         c. During the Term, Licensor may upon ninety (90) days written notice to INgrooves terminate the Agreement with respect to any particular piece of Content without effecting the Agreement for the remaining Content.

         d. Upon termination or expiration of the Agreement for any reason, the rights granted to INgrooves under the Agreement shall automatically revert to Licensor and INgrooves shall cease all use and distribution of the Content and shall demand that INgrooves Retailers cease all use and distribution of the Content. INgrooves shall promptly delete all forms of the Content from its website and demand that INgrooves Retailers delete all forms of Content from their websites within ninety (90) days of termination of the Agreement

8.       SURVIVAL OF REVENUE

         Upon expiration or termination of the Agreement, all Revenue received by INgrooves for the Content shall continue to be subject to the payment provisions outlined in the Agreement for so long as INgrooves receives such Revenue. After termination or expiration of the Agreement, the minimum payment threshold referenced in the payment provision of the Agreement shall not apply and INgrooves shall pay Licensor its percentage of all Revenue received regardless of the amount payable.

9.       MEDIATION & ARBITRATION

         If a dispute arises out of or relates to the Agreement, or if there is a breach of the Agreement, and the dispute cannot be settled or resolved, then the dispute or breach shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The controversy or claim shall be settled by three (3) arbitrators, and all hearings shall be held in San Francisco, California. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. In rendering the award, the arbitrators shall interpret the Agreement in accordance with the substantive laws of California without regard to its conflict of laws rules. Notwithstanding the foregoing, if a third party claim is brought against INgrooves for copyright infringement, trademark infringement, violation of rights of publicity, rights of privacy, or other unauthorized use of Content which is contrary to the rights granted by Licensor to INgrooves in the Agreement, INgrooves shall not be bound by this Arbitration provision and may defend itself and make a claim against Licensor in the appropriate court of law and/or equity.

10.      MISCELLANEOUS

         a. Under no situation or circumstance shall INgrooves be required to accept any or all sound recordings, videos, visuals and other materials submitted by Licensor. Licensor has none of the rights granted under the Agreement unless INgrooves officially accepts submitted materials as Content in writing (including via e-mail) or INgrooves exploits the Content under the terms of the Agreement. INgrooves will use reasonable efforts to make the Content available for sale on Third Party services, carriers, websites, and/or other platforms but makes no guarantee as to the timeliness of such availability or the manner in which it is presented by INgrooves Retailers to the public. Licensor understands and agrees that INgrooves shall not be liable for any actual or potential lost revenue due to a delay or failure to have the Content available via Third Party services, carriers, websites, and/or other platforms. However, INgrooves will work with Licensor and INgrooves Retailers to facilitate as many of Licensor's preferences as possible.

         b. Upon execution of the Agreement, Licensor will have an online account with INgrooves known as the "Client Console." The Client Console is a direct form of information and communication between Licensor will see Licensor's activity with INgrooves Retailers from the Client Console. Licensor will also receive notices and information about new INgrooves Retailers as they are added and other notices from INgrooves on the Client Console.

         c. If any part of the Agreement is deemed invalid or unenforceable, it shall not affect the validity or enforceability of the remainder of the Agreement, which shall remain in full force and effect as if such invalid or unenforceable provision(s) were not a part hereof.

         d. The Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, successors in interest, and assigns.

         e. In entering into and performing the Agreement, Licensor and INgrooves each have the status of independent contractors. The Agreement shall not be deemed to create a partnership or joint venture between the parties and neither is the other's partner or employee.

         f. These Terms and Conditions, the Service Agreements, Exhibits and Schedules contain the entire understanding between the parties with respect to the subject matter of the Agreement. The Agreement supersedes and replaces any prior oral or written agreements or understanding between the parties. The Agreement may only be modified, altered, or amended by a written agreement signed by all parties. For purposes of this provision, a written modification, alteration, or amendment shall include e-mail transmission with proof of receipt and acceptance by the receiving party.

         g. Licensor agrees that it enters into the Agreement with all knowledge of its terms, freely and voluntarily, and with a complete understanding of all the consequences of entering into the Agreement. Licensor acknowledges that it has been represented in the negotiation and execution of the Agreement by an independent attorney of Licensor's choice who is familiar with the practices of the entertainment and new media industry or Licensor has willingly refrained from so doing.

         h. Subject to and in accordance with the Mediation and Arbitration provision above, the Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law principles.

         i. All notices and communication desired or required between the parties may be made via e-mail transmission, provided however that the sending party obtain proof of receipt of such communication by the recipient either by return e-mail, follow up telephone call, or facsimile. Notices that relate to any claim referenced in the Indemnification provision as well as all notices of termination shall be given in writing and delivered either personally or via an overnight commercial carrier which provides proof of delivery all with the charges prepaid by the sender.

         Licensor has read these Terms and Conditions and agrees to be bound by them.


LICENSOR                                "INGROOVES"





----------------------------            ------------------------
FAMOUS RECORDS, CORP.                   ISOLATION NETWORK, INC.
                                        (D/B/A "INGROOVES")


BY:                                     BY:

ITS:                                    ITS:

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                                   SCHEDULE 1

                                   DEFINITIONS

Capitalized words and phrases in the Service Agreements and the Terms and Conditions have the following meanings. Not all defined terms may apply to all Service Agreements:

This or the "Agreement" - means the Terms and Conditions, the Service Agreement(s) including all Schedules and Exhibits

"Compositions" - means the compositions embodied on the "Masters" as well as the copyrights in and to the Compositions

"Content" - means the Masters, the Compositions, the Download Content, the Licensing Content, the Video Content and the Mobile Content collectively or in any combination

"Digital Phono Delivery ("DPD") License" - means a license to sell a download of a Composition issued by the Harry Fox Agency for Compositions the writer/publisher registers with the Harry Fox Agency for administration

"Download Content" - means the Masters and the Compositions provided to INgrooves by Licensor which is available for full track download, including "over-the-air" delivery

"Effective Date" - means the date the Agreement between INgrooves and Licensor goes into effect as indicated on the first page of the "Service Agreement" and which may or may not be the date on which the Parties execute the Agreement

"Initial Term" - means one (1) year from the "Effective Date" of the Agreement

"INgrooves" - means Isolation Network, Inc. d/b/a "INgrooves" and the Party to the Agreement which is the "Licensee"

"INgrooves Retailer" - means a "Third Party" with whom INgrooves has or enters into agreements during the Term for the distribution and exploitation of content to consumers

"Licensing Content" - means the Masters, Compositions and Third Party compositions licensed to INgrooves for synchronization license uses under the Synchronization Licensing Agreement

"Licensor" - the entity described on the Service Agreement who is owns and/or controls the Content

"Masters" - means the sound recordings as well as the copyright in and to the sound recordings listed and provided on the attached Exhibit A

"NIL Materials" - means the approved likeness, biography, photos and other approved promotional materials provided by Licensor, including the professional name use by Licensor, the name(s) of others whose work is embodied on the Content including the Performer

"Non-Partner Service" - means a Third Party digital service which makes content available to consumers and with whom INgrooves does not have an agreement

"Party" - means the two entities who enter into the Agreement; Isolation Network, Inc. d/b/a "INgrooves" and Licensor as described on page one of the Service Agreement(s)

"Performer(s)" - means any person whose musical, vocal, production services, photographic services including, video photographers and editors, as well as any director, producer, actor and speaker whose work is embodied on the Content

"Proprietary Materials" - means the persons, places, names, likenesses, images, works of art, trademarks, logos and subjects which appear on the Visuals

"Releases" - means all the permissions, in writing, required for use of the Proprietary Materials under the Agreement

"Renewal Term" - means the successive one (1) year periods after the Initial Term which are automatic immediately upon the expiration of the Initial Term unless either Party terminates during the Initial Term

"Revenue" - means income actually received by or credited to INgrooves that is derived from the exploitation of the Content. Revenue received by INgrooves may be subject to taxes, surcharges or fees imposed by government agencies or INgrooves Retailers before payment is sent to INgrooves. However, Revenue is the monies received by INgrooves with no further deductions by INgrooves unless otherwise noted.

"Right of First Refusal" - means granting INgrooves the first opportunity to digitally distribute Content. In the event that INgrooves does not have a particular service as an INgrooves Retailer, a Non-Partner Service, Licensor will provide INgrooves with notice of Licensor's interest in the Non-Partner Service. INgrooves will have ninety (90) days to enter into an agreement with a Non-Partner Service. In the event that INgrooves has no interest in entering into an agreement with the Non-Partner Service, INgrooves will use all reasonable efforts to advise Licensor within the first thirty (30) days of receiving notice from Licensor. Licensor will be free to enter into an agreement with any Non-Partner Service as soon as INgrooves advises that INgrooves will not enter into such an agreement.

"Samples" - means any portion(s) or interpolation(s) of third party master recording(s) and/or composition(s), video(s) and/or other material(s), or portions thereof whether musical, lyrical or otherwise, not owned and/or controlled by Licensor

"Service Agreement(s)"- means the agreement between Licensor and INgrooves for a specific set of INgrooves services for Content and the details of that service. The Service Agreement(s) together with the Terms and Conditions, all Exhibits and Schedules comprise the Agreement.

"Term" - means the Initial Term and the Renewal Term collectively

"Third Party" - means any person, corporation, or entity who is not a Party to the Agreement

"Territory" - means the territory for which Licensor grants INgrooves rights in the Content as determined in the applicable Service Agreement

"Video Content" - means the Visuals, Performers, the Proprietary Materials and the Releases collectively

"Video Tone" - means audio visual recordings or other visual content capable of being edited for download or other form of transmission to a consumer mobile device along with the Performers and Releases

"Visuals" - means the video, film, footage, clips, television programs, music videos, photographs, art movies and or other visual media owned or controlled 100% by Licensor including the copyrights in the same which Licensor submits to INgrooves and are listed on Exhibit A as the same may be updated and amended

"Wallpaper" - means visual images and artwork, whether static or animated which are capable of being transmitted to a consumer mobile device, are owned or controlled by Licensor and are submitted by Licensor to INgrooves for use under the Agreement

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                                    EXHIBIT A

The Masters information is included on the attached spreadsheet.

The Compositions information including: publisher name(s), writer(s) name(s), public performance affiliation(s) and the percentages of each Composition owned or controlled by Licensor and the lyrics are all listed on the attached spreadsheet.

The information for each "Visual" and for each Performer and for each Release is listed on the attached spreadsheet.

Licensor will only include and submit to INgrooves that Content which is applicable to the Agreement and the applicable Service Agreement. By way of example only, if Licensor does not have "Visuals" to include as part of the Agreement, then no "Visual Content" will be submitted, the Service Agreement will not be attached and information required which pertains to Visuals will not be included on the spreadsheet.


        _________________________________________________________________



Licensor may provide additional Content to INgrooves during the Term by sending copies of the Content along with all ownership, publishing and other information regarding the Content to INgrooves' office or via the Client Console as applicable. However, only upon INgrooves' written confirmation (which may include mail) that such material is being added to the above list (or if INgrooves exploits the submitted material then it shall be deemed approved by INgrooves and thereby come Content under the Agreement. Only that material received and accepted by INgrooves in writing or by its exploitation will immediately become Content and fall under the terms and conditions of the Agreement.

PLEASE REFER TO THE EXCEL SPREADSHEET WHICH SHALL BE PROVIDED UPON EXECUTION FOR INSTRUCTIONS AS WELL AS THE ACTUAL SUBMISSION FORMAT.

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                                    EXHIBIT B

Revenue Shares

INgrooves shall pay Licensor the following percentage of Revenue

1. For Revenue received for Full Track downloads and for "Streaming" of Masters:

         For Distribution only:       Eighty-five Percent (85%)

         For Distribution with Retail Marketing:     Seventy-five Percent (75%)

2. For Revenue received from Video Services Distribution:

         Seventy-five Percent (75%)

3. For Revenue received from Video and Ring tone Distribution:

         Seventy-five Percent (75%)

4. For Revenue received for Synchronization Licensing:

         Seventy-five Percent (75%)

EXECUTION                                                           CONFIDENTIAL

                                    INgrooves
                                     [LOGO]

                                   EXHIBIT B-1

For the purposes of the Agreement, all Revenue payments from INgrooves to Licensor shall be made payable to:

Payee Name:                Famous Records Corp.

Bank Name:                 Bank of America

ABA Routing Number:        026009593

Account Title:             Famous Records Corp.

Account Number:            0055 0286 1959


In the event wire transfers are not possible and INgrooves must issue a paper check, the check shall be mailed to:


5645 Coral Ridge Drive #207, Coral Springs, FL 33076

Attention: Jeffrey Collins


Changes to the designated payee, bank or bank account number or to the mailing address shall be submitted in writing to INgrooves at least two (2) weeks before such changes are to take effect. If a Revenue check is sent and Licensor requests a new check with a different payee or sent to a different address then bank fees associated with canceling the initial check shall be deducted from the amount sent.

For the purposes of general communication between INgrooves and Licensor, the Licensor can be reached at the following:

E-MAIL:  echovista@myacc.net

PHONE:   (954) 757-8455 office; (954) 817-2878 cell

CONTACT FULL NAME:   Jeffrey Collins

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